Exhibit 99.O


                                                             EXECUTION COPY

                            SETTLEMENT AGREEMENT
                            --------------------

     SETTLEMENT AGREEMENT, dated this 11th day of April, 2005 (the "Agreement"), between Beverly Enterprises, Inc., a Delaware corporation (the "Company"), Arnold M. Whitman ("Mr. Whitman"), Appaloosa Management L.P., Formation Capital LLC, Franklin Mutual Advisers, LLC and Northbrook NBV, LLC (collectively, the "Consortium Members" and each, individually, a "Consortium Member"). Terms used and not otherwise defined herein shall have the meaning attributed to such terms in the Confidentiality Agreement (as defined below).

                                  RECITALS

     WHEREAS, the Company has scheduled its 2005 Annual Meeting of Stockholders (the "2005 Annual Meeting") for April 21, 2005;

     WHEREAS, Mr. Whitman filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on March 14, 2005, for the election at the 2005 Annual Meeting of a slate of nominees to the Company's Board of Directors (the "Board") and certain other proposals;

     WHEREAS, the Company, Mr. Whitman and the Consortium Members have determined that the interests of the Company and its stockholders would best be served (i) by the Consortium Members not engaging in a solicitation of proxies for the purpose of electing Mr. Whitman's nominees to the Board at the 2005 Annual Meeting, (ii) by Mr. Whitman not nominating any individuals for election as directors at the 2005 Annual Meeting and (iii) by the parties' entering into the arrangements set forth herein; and

     WHEREAS, the Company and the Consortium Members have signed, in conjunction with this Agreement, a confidentiality agreement, dated April 11, 2005 (the "Confidentiality Agreement"), in contemplation of a Possible Transaction (as defined in the Confidentiality Agreement).

                                 AGREEMENT

     NOW THEREFORE, and in consideration of the foregoing premises and the mutual covenants, representations and warranties contained herein, the Company, Mr. Whitman and the Consortium Members agree as follows:

1.   Company Agreement to Amend Rights Plan.
     --------------------------------------

     The Company agrees that, promptly, but in any event within five (5) business days, after the execution and delivery of this Agreement, it will cause its Rights Agreement, dated as of January 26, 2005 (as amended, the "Rights Agreement"), to be amended substantially as set forth on Exhibit A. Within two (2) business days after such amendment becomes effective, the Company shall file a copy of such amendment with the Securities and Exchange Commission (the "SEC") as an amendment to the Registration Statements on Form 8-A previously filed by the Company with respect to the Rights Agreement. Prior to October 21, 2005, the Company shall not adopt any amendment to the Rights Agreement (or adopt any replacement rights plan) containing provisions inconsistent with, or that would have the effect of repealing, the provisions in the amendment set forth on Exhibit A.

     The Company represents and warrants that its Board has duly and validly adopted the resolutions dated March 21, 2005, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2005 (the "March 21, 2005 Resolutions"), and the resolutions effective as of March 25, 2005, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 7, 2005 (the "March 25, 2005 Resolutions" and, together with the March 21, 2005 Resolutions, the "Board Resolutions"). The Company agrees that it will fully comply with the provisions of, and take all actions contemplated by, the Board Resolutions, including taking all actions necessary to convene the Special Meeting (as defined in the Board Resolutions) as contemplated by the Board Resolutions if the requisite notifications are received as contemplated thereby. The Company represents and warrants that each of the directors of the Company shall resign as a director of the Company effective immediately prior to the tabulation of the votes for new directors at the Special Meeting, if held; provided that, in the event of any dispute with respect to the results of the election, the then current directors shall remain in office until the final tabulation has been completed and all disputes resolved.

     Except as set forth herein, the Company shall not at any time on or prior to the Special Meeting adopt, amend, modify or revoke the Board Resolutions or any bylaw of the Company or take any other action so as to alter in any way any of the voting requirements or provisions applicable to the Special Meeting Demands (as defined in the March 25, 2005 Resolutions), the Special Meeting Notice (as defined in the March 21, 2005 Resolutions) or the Special Meeting.

     The Company and its Board hereby agree and acknowledge that it shall not be necessary for any stockholder of the Company to comply with the advance notice bylaws of the Company (including the provisions contained
Article II, Sections 15 and 16 of the Company's Bylaws) in order to nominate candidates for election at the Special Meeting, compliance with such Bylaws having been duly and validly waived by the Company and its Board. The Board shall not expand its size to be greater than eight (8) at any time prior to October 22, 2005.

2.   Request for Section 220 Information.
     -----------------------------------

     The Company shall provide to Mr. Whitman or the Consortium Members, as promptly as reasonably practicable after the receipt by the Company from any of them of a request therefor, copies of all of the records and other information in the possession of the Company or its Representatives (as defined in the Confidentiality Agreement) contemplated by Section 220 of the Delaware General Corporation Law in the same manner and to the same extent similar information was provided in connection with the 2005 Annual Meeting.

3.   Termination of the Proxy Contest.
     --------------------------------

     Mr. Whitman and each Consortium Member agree that, promptly after the execution and delivery of this Agreement, it will take all actions necessary to discontinue the solicitation of proxies in connection with the 2005 Annual Meeting (the "Annual Meeting Proxy Solicitation"). Mr. Whitman further agrees not to nominate any individuals for election as directors at the 2005 Annual Meeting. Within five (5) business days following receipt of the documentation thereof, the Company shall reimburse the Consortium Members for all out-of-pocket fees and expenses incurred by them and Mr. Whitman in connection with the Annual Meeting Proxy Solicitation and the negotiation and execution of this Agreement and all related activities, provided that such reimbursement shall not exceed $600,000, in the aggregate.

4.   Postponement of the Special Meeting.
     -----------------------------------

     In the event that Mr. Whitman or any of the Consortium Members (i) files a preliminary proxy statement in respect of the election of directors at the Special Meeting no later than September 9, 2005, (ii) provides to the Secretary of the Company by September 9, 2005, a Nomination Notice (as defined in the March 25 Resolutions) signed by or on behalf of the beneficial owners of not less than 5% of the issued and outstanding shares of Company common stock and (iii) thereafter uses its reasonable best efforts to cause such proxy statement to become definitive but is unable to cause the proxy statement to become definitive by September 26, 2005, the Company and its Board of Directors shall take all action necessary to postpone the date of the Special Meeting to a date reasonably requested by any of the Consortium Members; provided that the Company need not hold the Special Meeting unless the Secretary of the Company receives a Special Meeting Notice or one or more Special Meeting Demands from beneficial owners of at least 20% of the Company's issued and outstanding common stock; provided further, that, in any event, the Company need not postpone the date of the Special Meeting to a date that is more than (i) thirty (30) days after the date Mr. Whitman or any Consortium Member files with the SEC a definitive proxy statement with respect to the Special Meeting or (ii) 90 days following the filing by Mr. Whitman or the Consortium Members of the first preliminary proxy statement with respect to the Special Meeting. It is understood and agreed that the Company shall not be required to postpone the Special Meeting on more than one occasion.

5.   Public Statements.
     -----------------

     The parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Confidentiality Agreement and the negotiations related hereto or thereto and, subject to the provisions of Section 2(c) of the Confidentiality Agreement, shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed, except as may be required by applicable law or any listing agreement with any national securities exchange. The provisions contained in this Section 5 shall terminate upon the earlier of
(x) the delivery to the Company of Special Meeting Demands, a Special Meeting Notice or a Nomination Notice or (y) the filing with the SEC of a preliminary proxy statement by the Company, Mr. Whitman or any of the Consortium Members with respect to the solicitation of Special Meeting Demands or the Special Meeting; provided, that in no event shall the provisions of this paragraph terminate before August 21, 2005.

6.   No Waiver of Rights.
     -------------------

     It is understood and agreed that no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

7.   Remedies.
     --------

     It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and that each party hereto shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach any other party. Such remedies shall not be deemed to be the exclusive remedies for a breach by a party of this Agreement but shall be in addition to all other remedies available at law or equity to the other parties hereto. Each of the parties hereto further agrees not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and each party hereto agrees to waive any requirements for the securing or posting of any bond or other security in connection with such remedy.

8.   Governing Law.
     -------------

     This Agreement is for the benefit of the parties hereto, and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts, and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court). Each party hereto hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.   Entire Agreement.
     ----------------

     This Agreement and the Confidentiality Agreement contain the entire agreement between Mr. Whitman, the Consortium Members and the Company regarding their subject matter and supersede all prior agreements, understandings, arrangements and discussions between the Consortium Members and the Company regarding such subject matter.

10.  No Modification.
     ---------------

     No provision in this Agreement can be waived, modified or amended except by written consent of Mr. Whitman, the Consortium Members and the Company, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment.

11.  Counterparts.
     ------------

     This Agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.

12.  Severability.
     ------------

     If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

13.  Successors.
     ----------

     This Agreement shall inure to the benefit of, and be enforceable by, the Company and each of Mr. Whitman and the Consortium Members and their respective successors and assigns.

14.  No Third Party Beneficiaries.
     ----------------------------

     The parties hereto each agree and acknowledge that nothing herein expressed or implied is intended to confer upon or give any rights or remedies to persons not party to this Agreement under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                            By: /s/ Douglas J. Babb
                                               ---------------------------
                                               Name:  Douglas J. Babb
                                               Title: Executive Vice President
                                                      and Chief Administrator
                                                      and Legal Officer and
                                                      Secretary


CONFIRMED AND AGREED
 as of the date written above:

APPALOOSA MANAGEMENT L.P.


By: /s/ Kenneth Maiman
   -----------------------------
   Name:  Kenneth Maiman
   Title: Principal


FORMATION CAPITAL LLC


By: /s/ Arnold M. Whitman
   -----------------------------
   Name:  Arnold M. Whitman
   Title: Chief Executive Officer and Co-Chairman


FRANKLIN MUTUAL ADVISERS, LLC


By: /s/ Bradley Takahashi
   -----------------------------
   Name:  Bradley Takahashi
   Title: Vice President


NORTHBROOK NBV, LLC


By: /s/ Robert Hartman
   -----------------------------
   Name:  Robert Hartman
   Title: Manager


ARNOLD M. WHITMAN


/s/ Arnold M. Whitman
--------------------------------

                                 Exhibit A
                                 ---------

                    Amendment No. 1 to Rights Agreement